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[LETTERHEAD]


                                   EXHIBIT 23


                     CONSENT OF LEVINE, HUGHES & MITHUEN, INC.




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 33-88948, No. 333-26221 and No. 333-42787 on Form S-8 and Registration
Statement No. 333-18831 on Form S-3 of Sport-Haley, Inc., of our report dated September 4, 1998 on the financial statements of Sport-Haley, Inc., appearing in this Annual Report on Form 10-K of Sport-Haley, Inc. for the year ended June 30, 1998.

                                        /s/ Levine, Hughes & Mithuen, Inc.


Englewood, Colorado
September 28, 1998